                                                                Exhibit 8(d)(ii)

                      AMENDMENT TO PARTICIPATION AGREEMENT

     This AMENDMENT TO PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of this 15th day of June, 2008, by and among CUNA Mutual Insurance Society (the "Company"), on its own behalf and on behalf of each separate account of the Company (each an "Account") identified in the Participation Agreement (as defined below), VAN KAMPEN LIFE INVESTMENT TRUST (the "Fund"), VAN KAMPEN FUNDS INC. (the "Underwriter"), and VAN KAMPEN ASSET MANAGEMENT (formerly VAN KAMPEN ASSET MANAGEMENT, INC.) (the "Adviser").

     WHEREAS, the Company, the Fund, the Underwriter and the Adviser have entered into a Participation Agreement dated as of May 1, 2008, as such agreement may be amended from time to time (the "Participation Agreement"); and

     WHEREAS, the Company, the Fund, the Underwriter, and the Adviser wish to amend the Participation Agreement in certain respects.

     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Underwriter, and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule A.

     2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

     3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

     4. This Amendment may be amended only by written instrument executed by each party hereto.

     5. This Amendment shall be effective as of the date written above.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

CUNA MUTUAL INSURANCE SOCIETY


By: /s/ Steven R. Suleski
    ---------------------------------
Name: Steven R. Suleski
Title: Vice President and
       Associate General Counsel


VAN KAMPEN LIFE INVESTMENT TRUST


By:
    ---------------------------------
Name: Stuart N. Schuldt
Title: CFO and Treasurer


VAN KAMPEN ASSET MANAGEMENT


By:
    ---------------------------------
Name: Edward Wood
Title: Managing Director


VAN KAMPEN FUNDS INC.


By:
    ---------------------------------
Name: Andrew Scherer
Title: Managing Director

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

CUNA MUTUAL INSURANCE SOCIETY


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

VAN KAMPEN LIFE INVESTMENT TRUST


By: /s/ Stuart N. Schuldt
    ---------------------------------
Name: Stuart N. Schuldt
Title: CFO and Treasurer

VAN KAMPEN ASSET MANAGEMENT


By: /s/ Edward Wood
    ---------------------------------
Name: Edward Wood
Title: Managing Director


VAN KAMPEN FUNDS INC.


By: /s/ Andrew Scherer
    ---------------------------------
Name: Andrew Scherer
Title: Managing Director

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND             NAME OF
DATE ESTABLISHED BY BOARD OF DIRECTORS   CONTRACT FUNDED BY SEPARATE ACCOUNT
--------------------------------------   -----------------------------------
REGISTERED ACCOUNT(S):                   REGISTERED CONTRACT(S):
CUNA Mutual Variable Annuity Account     MEMBERS Variable Annuity I
(12/14/93)                               MEMBERS Variable Annuity II
                                         MEMBERS Variable Annuity III
                                         MEMBERS Choice Variable Annuity

UNREGISTERED ACCOUNT(S):                 UNREGISTERED CONTRACT(S):
N/A                                      N/A

                                   SCHEDULE B

                        PORTFOLIOS OF THE VAN KAMPEN LIFE
                 INVESTMENT TRUST AVAILABLE UNDER THIS AGREEMENT

                                 CLASS I SHARES
                LIT Growth and Income Portfolio - Class I Shares

                                 CLASS II SHARES
                LIT Growth and Income Portfolio - Class II Shares
                 LIT Mid Cap Growth Portfolio* - Class II Shares

*    formerly known as LIT Aggressive Growth Portfolio


                                       B-l